Exhibit 99.01

Zenobia Austin	Robert Nachbar	Ken Tinsley
Public Relations	Public Relations	Investor Relations
Opsware Inc.	Barokas Public Relations	Opsware Inc.
408-212-5220	206-344-3140	408-212-5241
zenobia@opsware.com	robert@barokas.com	ktinsley@opsware.com

OPSWARE INC. REPORTS SECOND QUARTER RESULTS

Sunnyvale, CA – August 25, 2004 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation and utility computing software, today reported results for its second quarter ended July 31, 2004.

Net revenue, which is mostly recognized ratably, totaled $8.6 million for the quarter ended July 31, 2004, up 102% from the same quarter last year.

During the second quarter, the company generated positive pro forma cash flow from operations of approximately $1.2 million, excluding amounts paid for liabilities remaining from the managed services business that we sold to EDS in August, 2002. Cash flow used in operations, on a GAAP basis, was $(942) thousand. A reconciliation between cash flow on a GAAP basis and pro forma cash flow is provided in a table immediately following the Condensed Consolidated Statements of Cash Flows attached to this release.

GAAP net loss for the quarter was approximately $800 thousand or $(0.01) per share.

“The demand for IT automation continues to grow as proven by EDS’ new $50 million order and our strong quarterly results,” said Ben Horowitz, Opsware’s president and CEO. “Customers are realizing the value of automation and are looking to Opsware’s product line to automate not only their datacenters but also their remote branch locations, a unique capability of Opsware.”

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Wednesday, August 25, 2004 beginning at 1:30 p.m. PT (4:30 p.m. ET) to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-4900. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers and applications, creating complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers and applications. Over 250 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements within the meaning of the federal securities laws regarding the renewal of our agreement with EDS, the market for our software and our opportunities in that market. These forward-looking statements are based on current information and expectations and are subject to risks and uncertainties that could cause actual events or results to differ materially from these statements, including, but not limited to: our experience operating as a software company is limited, our operating results are largely dependent upon our relationship with EDS and any deterioration in our relationship with EDS could adversely affect our business and revenues, including the possibility that EDS would elect not to annually renew our license agreement with them, there is unproven demand for our Opsware automation software, we may not release our software products on time and these products may not perform as described or as hoped, future revenue from sales of Opsware automation software is uncertain, and we may continue to incur significant operating losses as we develop our products. Additional information about these and other risks and uncertainties that could cause actual events or results to differ materially from those in any forward-looking statement is contained under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarterly period ended April 30, 2004 that we filed with the Securities and Exchange Commission, and subsequent filings with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in the forward-looking statements.

Opsware is a service mark and trademark of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31, 2004	January 31, 2004
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$58,297	$55,205
Accounts receivable, net	3,457	1,687
Prepaid expenses and other current assets	3,756	3,216

Total current assets	65,510	60,108
Property and equipment, net	3,588	3,777
Restricted cash	2,740	2,911
Prepaid rent	2,736	3,001
Other assets	464	1,010
Intangibles, net	4,800	—
Goodwill	3,617	—

Total assets	$83,455	$70,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$705	$330
Accrued data center facility costs	330	6,850
Other accrued liabilities	3,605	3,594
Advances from customers	6,051	4,235
Deferred revenue, current portion	9,225	4,716
Accrued restructuring costs, current portion	266	478
Capital lease obligations, current portion	—	23

Total current liabilities	20,182	20,226
Deferred revenue, net of current portion	438	1,202
Accrued restructuring costs, net of current portion	1,666	2,154

Commitments and contingencies

Stockholders’ equity:
Common stock	84	82
Additional paid-in capital	521,421	509,202
Notes receivable from stockholders	(61)	(328)
Deferred stock compensation	(202)	(462)
Accumulated deficit	(460,069)	(461,273)
Accumulated other comprehensive income (loss)	(4)	4

Total stockholders’ equity	61,169	47,225

Total liabilities and stockholders’ equity	$83,455	$70,807

(A)	The balance sheet at January 31, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2004	2003	2004	2003
Revenue:
License revenue	$6,432	$3,354	$11,860	$5,187
Services revenue	2,209	911	4,119	1,619

Net revenue	8,641	4,265	15,979	6,806
Cost and expenses:
Cost of license revenue	34	22	80	26
Cost of services revenue*	2,015	1,050	3,682	1,989
Amortization of developed technology	179	—	317	—
Research and development*	3,313	2,313	5,900	4,497
Sales and marketing*	3,323	2,252	6,391	4,261
General and administrative*	1,474	2,515	2,869	4,664
In-process research and development charges	—	—	610	—
Restructuring costs (recoveries), net	(854)	69	(1,004)	915
Amortization of intangibles	158	—	280	—
Amortization (reversal) of deferred stock compensation	(10)	321	(132)	379

Total cost and expenses	9,632	8,542	18,993	16,731

Loss from operations	(991)	(4,277)	(3,014)	(9,925)

Gain on sale of assets and liabilities from Managed Services Business	58	66	4,338	132
Interest and other income (expense), net	136	1,078	269	2,803

Income (loss) before income taxes	(797)	(3,133)	1,593	(6,990)

Provision for income taxes	16	—	389	14

Net income (loss)	$(813)	$(3,133)	$1,204	$(7,004)

Basic net income (loss) per share	$(0.01)	$(0.04)	$0.01	$(0.09)

Diluted net income (loss) per share	$(0.01)	$(0.04)	$0.01	$(0.09)

Shares used in computing basic net income (loss) per share	83,082	77,850	82,572	77,366

Shares used in computing diluted net income (loss) per share	83,082	77,850	86,860	77,366

* Excludes amortization (reversal) of deferred stock compensation of the following (1):

Cost of services revenue	$(3)	$39	$(178)	$94
Research and development	(17)	159	15	264
Sales and marketing	3	48	4	105
General and administrative	7	75	27	(84)

Total amortization (reversal) of deferred stock compensation	$(10)	$321	$(132)	$379

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating expense categories.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended July 31,
	2004	2003
Operating activities:
Net income (loss)	$(813)	$(3,133)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	936	676
Amortization of deferred stock compensation	(10)	321
Charge (benefit) related to equity transactions	(233)	820
Changes in operating assets and liabilities:
Accounts receivable	370	(176)
Prepaid expenses, other current assets and other assets	24	451
Prepaid rent	67	—
Accounts payable	(262)	(193)
Accrued data center facility costs	(2,240)	—
Other accrued liabilities	213	(844)
Advances from customers	2,062	3,457
Deferred revenue	(448)	64
Accrued restructuring costs	(608)	(489)

Net cash provided by (used in) operating activities	(942)	954

Investing activities:
Net cash used in investing activities	(437)	(387)

Financing activities:
Net cash provided by financing activities	1,768	2,627

Net increase in cash and cash equivalents	389	3,194
Cash and cash equivalents at beginning of period	57,908	57,933

Cash and cash equivalents at end of period	$58,297	$61,127

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$2
Supplemental schedule of non-cash investing and financing activities
Cancellation of stockholders’ notes receivable	$—	$19

A reconciliation between cash flow on a GAAP basis and a pro forma basis is as follows:
Pro forma: Managed Services Business Payments
Net cash provided by (used in) operating activities, U.S. GAAP	$(942)	$954
Accrued data center facility costs (1)	2,182	—

Pro forma - net cash provided by operating activities	$1,240	$954

(1)	This amount reflects a payment made to Qwest to settle our outstanding litigation, and was a liability associated with our Managed Services Business, which was sold to EDS is August 2002. Management furnishes to investors pro forma cash flow which excludes the effect of these payments because it believes that this more accurately reflects the operating activities of the Software Business. Management believes that this provides investors with an alternative method for assessing the company’s operations in a manner that is focused on our core business.